SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 21, 1994


                    MIDWEST REAL ESTATE SHOPPING CENTER L.P.
             (formerly Equitable Real Estate Shopping Centers L.P.)
               --------------------------------------------------
             (Exact name of registrant as specified in its charter)



     Delaware                              1-9331               13-3384643
(State or other jurisdiction            (Commission           (IRS Employer
   of incorporation)                    File Number)       Identification No.)



3 World Financial Center, 29th Floor New York, NY		  10285
   (Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code (212) 526-3237



Item 5. Other Events:

On November 21, 1994, Equitable Real Estate Shopping Centers L.P. (the "Partnership") changed its name to Midwest Real Estate Shopping Center L.P. The name change is in conjunction with the termination of the former asset management agreement with Equitable Real Estate Investment, Inc., pursuant to which the Partnership agreed to cease using the words "Equitable" and "Equitable Real Estate" in its name.



Refer to Exhibit A.  - November 21, 1994 Press Release


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


			MIDWEST REAL ESTATE SHOPPING CENTER L.P
			Registrant

		By:	MIDWEST CENTERS INC.
			General Partner


                        By:  /s/ Paul L. Abbott                Date: 11/21/94
                        -----------------------
                        Title:  Director,
                        Chairman of the Board,
                        and President


                        By:  /s/ Robert J. Hellman             Date: 11/21/94
                        --------------------------
                        Title:  Director, Vice President,
                        and Chief Financial Officer



                                   EXHIBIT A



                  EQUITABLE REAL ESTATE SHOPPING CENTERS L.P.
                            c/o Midwest Centers Inc.
                      3 World Financial Center, 29th Floor
                            New York, New York 10285




Attention:	Robert Hellman	(212) 526-3142
		Joan Berkowitz	(212) 526-3162

PRESS RELEASE DATED:  	November 21, 1994

FOR IMMEDIATE RELEASE

Equitable Real Estate Shopping Centers L.P. (NYSE-"EQM") announced today that it is changing its name to Midwest Real Estate Shopping Center L.P., effective immediately. Units of Midwest Real Estate Shopping Center L.P. will continue to trade on the New York Stock Exchange under the symbol "EQM".

The name change is in conjunction with the termination of the former asset management agreement with Equitable Real Estate Investment Management, Inc., pursuant to which the Partnership agreed to cease using the words "Equitable" and "Equitable Real Estate" in its name. The new name also better reflects the present assets of the Partnership, which currently constitute one regional shopping mall in Brooklyn Center, Minnesota. The partnership had formerly owned another regional shopping mall in Detroit, Michigan which was sold in July 1994.


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